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EXHIBIT 11 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


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                                                                THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                     JUNE 30,                          JUNE 30,
                                                                 1997        1996                  1997        1996
                                                             -----------  -----------          -----------  -----------
PRIMARY
-------
Average shares outstanding.................................   15,204,233   11,346,306           15,164,907   11,295,692
Net effect of dilutive stock options --
     based on the treasury stock method using
     average market price..................................      278,693      376,219              314,056      235,377
                                                             -----------  -----------          -----------  -----------
Total......................................................   15,428,926   11,722,525           15,478,963   11,531,069
                                                             -----------  -----------          -----------  -----------
Net income.................................................  $    79,766  $ 1,044,156          $ 1,897,593  $ 1,909,887
                                                             ===========  ===========          ===========  ===========
Per share amount...........................................  $      0.01  $      0.09          $      0.12  $      0.17
                                                             ===========  ===========          ===========  ===========
FULLY DILUTED
Average shares outstanding.................................   15,204,233   11,346,306           15,164,907   11,295,692
Net effect of dilutive stock options -- based on the
     treasury stock method using the quarter-end market
     price if higher than average market price.............      286,533      408,431              314,056      246,169
                                                             -----------  -----------          -----------  -----------
Total......................................................   15,490,766   11,754,737           15,478,963   11,541,861
                                                             -----------  -----------          -----------  -----------
Net income.................................................  $    79,766  $ 1,044,156          $ 1,897,593  $ 1,909,887
                                                             ===========  ===========          ===========  ===========
Per share amount...........................................  $      0.01  $      0.09          $      0.12  $      0.17
                                                             ===========  ===========          ===========  ===========
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